Exhibit 99(r)
POWER OF ATTORNEY
The undersigned officers and directors of National Security Life and Annuity Company, a New York corporation (the “Company”), hereby constitute and appoint John J. Palmer, and Therese S. McDonough and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any of the documents referred to below relating to any of the following registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any life insurance or annuity policies:

Insurance Company Separate Account	1940 Act File Number

National Security Variable Account L	811-10621
National Security Variable Account N	811-10619

Product	1933 Act File Number

NScore Xtra	333-73650
NScore Lite	333-76352
NScore Premier	333-125856
NScore Value	333-131513
Security Advantage VUL	333-76344
Authority is hereby granted to execute Registration Statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith. Each of said attorneys-in-fact and agents and him or her or their substitutes being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date set forth below.

/s/ Thomas A. Barefield	Director and Vice	February 19, 2008

Thomas A. Barefield	President, Marketing	Date

/s/ Carson E. Beadle	Director	February 24, 2008

Carson E. Beadle		Date

/s/ James A. Carrigg	Director	February 19, 2008

James A. Carrigg		Date

1 of 2

Director

George E. Castrucci		Date

/s/ Raymond R. Clark	Director	February 19, 2008

Raymond R. Clark		Date

/s/ Ronald J. Dolan	Director and Valuation	February 19, 2008

Ronald J. Dolan	Actuary	Date

/s/ David B. O’Maley	Director	February 19, 2008

David B. O’Maley		Date

/s/ Frederick L. Wortman	Director and Vice	February 19, 2008

Frederick L. Wortman	President, Marketing	Date

2 of 2